Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Bacterin International Holdings, Inc. of our report dated March 27, 2013, with respect to the consolidated financial statements of Bacterin International Holdings, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/EKS&H LLLP

September 18, 2013

Denver, Colorado